UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    March 30, 2004

Aastrom Biosciences, Inc.

(Exact name of registrant as specified in charter)

Michigan	0-22025	94-3096597

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24 Frank Lloyd Wright Drive, P.O. Box 376, Ann Arbor Michigan		48106

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (734) 930-5555

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events.

On March 30, 2004, Aastrom Biosciences issued a press release relating to the initiation of a bone grafting clinical trial, in collaboration with investigators at the Hospital General de l’Hospitalet located in Barcelona, Spain. The feasibility clinical trial is designed to demonstrate the safety and effectiveness of Aastrom’s Tissue Repair Cells to regenerate new, healthy bone in the repair of non-union large bone fractures. The press release is attached as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

Exhibit
No.	Description
99.1	Press Release of March 30, 2004 relating to the initiation of a bone grafting clinical trial.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aastrom Biosciences, Inc.
March 30, 2004	By:	Date:/s/ Alan M. Wright
Senior Vice President,
Administrative and Financial Operations, CFO

EXHIBIT INDEX

Exhibit
No.	Description
99.1	Press Release of March 30, 2004 relating to the initiation of a bone grafting clinical trial.